Exhibit 99.12b

EXECUTION VERSION

MORGAN STANLEY MORTGAGE CAPITAL INC.

Purchaser

and

NATIONAL CITY MORTGAGE CO.,

Company

FOURTH AMENDED AND RESTATED MASTER SELLER’S WARRANTIES AND
SERVICING AGREEMENT

Dated as of

July 1, 2006

________________________________________

Conventional Mortgage Loans

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01	Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files	17
Section 2.02	Purchase Price	18
Section 2.03	Books and Records; Transfers of Mortgage Loans	18
Section 2.04	Delivery of Documents	19
Section 2.05	Closing Documents	20

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 3.01	Company Representations and Warranties	20
Section 3.02	Representations and Warranties Regarding Individual Mortgage Loans	24
Section 3.03	Remedies for Breach of Representations and Warranties	38
Section 3.04	Review of Mortgage Loans	41
Section 3.05	Repurchase of Mortgage Loans that Prepay in Full; Certain Defaults; Missing Documents	41

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01	Company to Act as Servicer	42
Section 4.02	Liquidation of Mortgage Loans	44
Section 4.03	Collection of Mortgage Loan Payments	45
Section 4.04	Establishment of and Deposits to Custodial Account	46
Section 4.05	Permitted Withdrawals From Custodial Account	47
Section 4.06	Establishment of and Deposits to Escrow Account	48
Section 4.07	Permitted Withdrawals From Escrow Account	49
Section 4.08	Payment of Taxes, Insurance and Other Charges	50
Section 4.09	Protection of Accounts	50

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ARTICLE IX

THE COMPANY

Section 9.01	Indemnification; Third Party Claims	68
Section 9.02	Merger or Consolidation of the Company	69
Section 9.03	Limitation on Liability of Company and Others	69
Section 9.04	Limitation on Resignation and Assignment by Company	70

ARTICLE X

DEFAULT

Section 10.01	Events of Default	71
Section 10.02	Waiver of Defaults	72

ARTICLE XI

TERMINATION

Section 11.01	Termination	72
Section 11.02	Termination Without Cause	73

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Successor to Company	73
Section 12.02	Amendment	74
Section 12.03	Governing Law; Jurisdiction; Consent to Service of Process	75
Section 12.04	Duration of Agreement	75
Section 12.05	Notices	75
Section 12.06	Severability of Provisions	76
Section 12.07	Relationship of Parties	76
Section 12.08	Execution; Successors and Assigns	76
Section 12.09	Recordation of Assignments of Mortgage	77
Section 12.10	Assignment by Purchaser	77
Section 12.11	No Personal Solicitation	77
Section 12.12	Waiver of Trial by Jury	77
Section 12.13	Confidentiality	78

ARTICLE XIII

COMPLIANCE WITH REGULATION AB

Section 13.01	Intent of the Parties; Reasonableness	78

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EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C	MORTGAGE LOAN DOCUMENTS
EXHIBIT D-1	FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT D-2	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT E-1	FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT F	[RESERVED]
EXHIBIT G	PROCESS GUIDELINES
EXHIBIT H	UNDERWRITING GUIDELINES
EXHIBIT I	COMPANY’S OFFICER’S CERTIFICATE
EXHIBIT J	FORM OF OPINION OF COUNSEL TO THE COMPANY
EXHIBIT K	SECURITY RELEASE CERTIFICATION
EXHIBIT L	ASSIGNMENT AND CONVEYANCE
EXHIBIT M	ANNUAL CERTIFICATION
EXHIBIT N	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
EXHIBIT O	FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT
EXHIBIT P	FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

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This is a Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement for various residential mortgage loans (collectively, the “Mortgage Loans, dated and effective as of July 1, 2006, is executed between Morgan Stanley Mortgage Capital Inc. as purchaser (the “Purchaser”), and National City Mortgage Co., as seller and servicer (the “Company” or the “Servicer”).

W I T N E S S E T H:

WHEREAS, the Purchaser and the Company are parties to that certain Master Seller’s Warranties and Servicing Agreement, dated as of July 1, 2003 (the “Original Purchase Agreement”), the Company desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase from the Company, certain Mortgage Loans on a servicing-retained basis as described herein, which shall be delivered in pools of whole loans;

WHEREAS, at the present time, the Purchaser and the Company desire to amend and restate the Original Purchase Agreement, as amended and restated by that certain Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of February 5, 2004, as further amended and restated by that certain Second Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of May 1, 2005, and as further amended and restated by that certain Third Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of June 1, 2005 to make certain modifications as set forth herein.

WHEREAS, the Purchaser and the Seller desire to enter into this Agreement to amend and restate the Original Purchase Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans subject to this Agreement or the Original Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan:  A Mortgage Loan purchased pursuant to this Agreement the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

Adjustment Date:  With respect to any Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgagee Note.

Agreement:  This Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Ancillary Income:  All fees derived from the Mortgage Loans, other than Servicing Fees and prepayment fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Annual Certification:  The certification delivered by the Company in a form substantially similar to that attached as Exhibit M to this Agreement.

Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgage Property, or (ii) the purchase price paid for the Mortgage Property, provided, however, in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the refinance of such Mortgage Loan.

Appropriate Federal Banking Agency:  Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

Approved Flood Policy Insurer:  First American Real Estate Solutions L.P. or such other entity as agreed to by the parties hereto which meets the guidelines of the Federal Insurance Administration.

Assignment of Mortgage:  An individual assignment of Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser or its designated assignee.

BIF:  The Bank Insurance Fund, or any successor thereto.

BPO: A broker’s price opinion with respect to a Mortgaged Property.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in (a) the State of Ohio or (b) the State of New York are authorized or obligated by law or executive order to be closed.

Closing Date: With respect to each Mortgage Loan Package, the date or dates set forth on the related Purchase Price and Terms Letter on which the Purchaser shall purchase, and the Company sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

CLTV:  As of any date and as to any Second Lien Loan, the ratio, expressed as a percentage, of (a) the sum of (i) the outstanding principal balance of the Second Lien Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value as determined pursuant to the Underwriting Guidelines of the related Mortgaged Property as of the origination of the Second Lien Loan.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Company:  National City Mortgage Co., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Company Information:  As defined in Section 13.07(a).

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan purchased pursuant to this Agreement as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Co-op:  A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

Co-op Lease:  With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan:  A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Covered Loan:  Shall have the meaning set forth in the then most recently issued version of the Standard & Poor’s LEVELS Glossary®, Appendix E, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement: With respect to each Mortgage Loan Package, the applicable Custodial Agreement, among the Purchaser, the Company and the Custodian.

Custodian:  With respect to each Mortgage Loan Package, the Custodian under the applicable Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under such Custodial Agreement as provided therein.

Cut-off Date: With respect to each Mortgage Loan Package, the date set forth in the related Purchase Price and Terms Letter.

Deleted Mortgage Loan:  A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Delinquent Mortgage Loans:  As defined in Section 11.01.

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date:  The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.  With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)       direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(ii)      federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s) and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Fannie Mae:  Fannie Mae (formerly known as the Federal National Mortgage Association), or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Seller’s Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: Federal Housing Administration, and its successors.

Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

First Lien Loan:  A Mortgage Loan secured by a first lien Mortgage on the related Mortgage Property.

First Remittance Date:  With respect to each Closing Date, the Remittance Date occurring in the calendar month immediately following the month in which such Closing Date occurs.

Fitch:  Fitch, Inc. (doing business as “Fitch Ratings”).

Freddie Mac:  Freddie Mac (formerly known as The Federal Home Loan Mortgage Corporation), or any successor thereto.

GNMA:  Government National Mortgage Association, and any successors thereto.

Gross Margin:  With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan:  A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) with an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12.CFR. § 226.32(a)(1)(i) and (ii), (c) classified as a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term was defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.  For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Index:  With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Initial Rate Cap:  With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of any insurance, title policy, hazard policy or other policies insuring the Mortgage Loan or the related Mortgaged Property.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan (net of any and all expenses reasonably incurred by the Servicer in connection with such liquidation), whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Lifetime Rate Cap:  With respect to each Adjustable Rate Mortgage Loan, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease during the term thereof from the Mortgage Interest Rate in effect on the date of origination of such Mortgage Loan.

Loan in Breach: Any Mortgage Loan (a) for which the legal documentation is missing or defective (after giving effect to any delivery extensions granted under Section 3.05 hereof), (b) that does not conform to the terms of the related Purchase Price and Terms Letter or (c) which does not conform to the representations and warranties set forth in Sections 3.01 and 3.02 hereof, to the extent applicable, and such breach has not been cured.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which shall be used to pay the premium due on the related LPMI Policy.

LPMI Loan:  Any Mortgage Loan with respect to which Servicer is responsible for paying the premium due on the related LPMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

LPMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Purchase Price and Terms Letter and related Mortgage Loan Schedule.

Manufactured Home:  A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on July 15, 1976, by the Department of Housing and Urban Development (“HUD Code”), as amended in 2000, which preempts state and local building codes.  Each unit is identified by the presence of a HUD Plate/Compliance Certificate label.  The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer’s requirements and all state, county, and local building codes and regulations).  The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof.  The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site.  The wheels and hitch are removed prior to anchoring the unit to the permanent foundation.  The manufactured home must be classified as real estate and taxed accordingly.  The permanent foundation may be on land owned by the mortgager or may be on leased land.

Maximum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan may be increased on any Adjustment Date.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation and its successors and assigns.

MERS Mortgage Loan:  Mortgage Loans for which (a) the Company has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Company, in accordance with MERS Procedure Manual and (b) the Company has designated or will designate the Purchaser as the Investor on the MERS System.

MERS Procedure Manual:  The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS System:  MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Minimum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

Monthly Advance:  The portion of Monthly Payment with respect to each Mortgage Loan at the close of business on the Determination Date which is delinquent and is required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s:  Moody’s Investors Service, Inc.

Mortgage:  With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien in the case of a First Lien Loan, or a second lien, in the case of a Second Lien Loan, on the related Mortgaged Property.  With respect to a Co-op Loan, the Security Agreement.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan:  Each first lien residential loan, which is the subject of this Agreement, originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Exhibit C hereto.

Mortgage Loan Package: The applicable pool of Mortgage Loans sold to the Purchaser by the Company on the relevant Closing Date.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus (i) the Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed to the related Assignment and Conveyance and annexed hereto as Exhibit A, such schedule setting forth the following information, to the extent applicable, with respect to each Mortgage Loan: (1) the Company’s Mortgage Loan identifying number; (2) the Mortgagor’s and Co-Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state, county, and the zip code; (4) the lot, block, and section numbers of the Mortgaged Property; (5) a code indicating whether the loan was originated through a correspondent, retail, or wholesale channel; (6) the broker identification number; (7) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse or a unit in a high-rise or low-rise condominium project; (8) the year in which the Mortgaged Property was built;  (9) the number of units for all Mortgaged Properties; (10) the number of bedrooms and rents by unit; (11) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (12) a code indicating the lien status of the Mortgage Loan; (13) the Loan to Value Ratio or CLTV, as applicable, at origination; (14) the combined Loan to Value Ratio at origination, if applicable; (15) the Appraised Value and purchase price, if applicable, of the Mortgaged Property; (16) the Mortgage Interest Rate at the time of origination; (17) the Mortgage Interest Rate as of the related Cut-off Date;  (18) the application date of the Mortgage Loan; (19) the Mortgage Loan approval/commitment date; (20) the origination date of the Mortgage Loan; (21) the first payment date of the Mortgage Loan; (22) the stated maturity date of the Mortgage Loan; (23) the amount of the Monthly Payment as of the related Cut-off Date;  (24) the amount of the Monthly Payment at the time of origination; (25) whether the Mortgage Loan has Monthly Payments that are interest-only for a period of time, and the interest-only period, if applicable and with respect to each Second Lien Loan, whether the related first lien mortgage loan has monthly payments that are interest-only for a period of time, and the interest-only period, if applicable; (26) the next actual Due Date of the Mortgage Loan; (27) [Reserved]; (28) a code indicating the payment status of the Mortgage Loan (i.e., bankruptcy, foreclosure, REO); (29) [Reserved]; (30) the original principal amount of the Mortgage Loan; (31) whether such Mortgage Loan provides for a Prepayment Penalty and, if applicable, a description of the Prepayment Penalty, including the Prepayment Penalty period for such loans and whether the applicable Prepayment Penalty provision is “hard” or “soft”; (32) with respect to each Mortgage Loan with a second lien behind it, the combined principal balance of the Mortgage Loan and the applicable second lien loan, as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (33) the actual principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal actually collected on or before the related Cut-off Date; (34) the scheduled principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date; after deduction of payments of principal due on or before the related Cut-off Date, whether or not collected, if applicable; (35) a code indicating the purpose of the loan (i.e., purchase, Rate/Term Refinance or Cash-Out Refinance), and with respect to each Second Lien Loan, the product type of the related first lien loan; (36) a code indicating whether there is a simultaneous second; (37) the Mortgage Loan product type (i.e., Fixed Rate, Adjustable Rate First Lien Loan or Second Lien Loan); (38) the occupancy status of the Mortgaged Property at the time of origination; (39) the Mortgagor’s and Co-Mortgagor’s FICO score; (40) a code indicating the mortgage insurance provider (PMI or LPMI) and percent of coverage, if applicable; (41) the mortgage insurance certificate number; a code indicating the method of payment for mortgage insurance premiums, if applicable; (42) the loan documentation type; (43) the back-end debt to income ratio; (44) number of Mortgagors; (45) Mortgagor Social Security Number; (46) co-Mortgagor Social Security Number; (47) [Reserved]; (48) [Reserved]; (49) Mortgagor gender; (50) co-Mortgagor gender; (51) Mortgagor race; (52) co-Mortgagor race; (53) combined monthly income; (54) combined monthly debt expense; (55) combined monthly housing expense; (56) a code indicating first time buyer; (57) the DU case number (if the mortgage loan was DU underwritten); (58) Mortgagor ethnicity; (59) co-Mortgagor ethnicity; (60) a code indicating whether the loan is a HOEPA mortgage loan; (61) the APR spread above the Treasury Rate, as applicable; (62) the monthly Servicing Fee Rate; (63) the name of the tax service contract or tax monitoring service provider; (64) the flood insurance certification contract provider; (65) the monthly tax and insurance payment; (66) the escrow balance as of the Cut-Off Date; (67) the MERS MIN, if applicable, and (68) with respect to each Adjustable Rate Mortgage Loan: (A) the first Adjustment Date and the Adjustment Date frequency; (B) the Gross Margin; (C) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (D) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (E) the Initial Rate Cap and Periodic Rate Cap; (F) the first Adjustment Date immediately following origination and the related Cut-off Date; (G) the Index; (H) a code indicating the type of adjustable rate mortgage loan (i.e., 3/1, 5/1, 7/1, etc.); (I) the Lifetime Rate Cap; and (J) a code indicating whether the Mortgage Loan is a Convertible Mortgage Loan.  With respect to the Mortgage Loans in each Mortgage Loan Package in the aggregate, the related Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:  (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property, improved by a residential dwelling, securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

Periodic Rate Cap:  With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the number of percentage points set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date, which may be a different amount with respect to the first Adjustment Date.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI:  PMI Mortgage Insurance Co., or any successor thereto.

PMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans (or any replacement policy obtained by the Servicer pursuant to Section 4.15).

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in the “Money Rates” section of The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  The month preceding the month in which the related Remittance Date occurs.

Purchase Price:  The price paid on the related Closing Date, by the Purchaser to the Company pursuant to the related Purchase Price and Terms Letter in exchange for the Mortgage Loans purchased on such Closing Date as provided in Section 2.05.

Purchase Price and Terms Letter: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, each of those certain letter agreements by and between the Purchaser and the Company (including any exhibits, schedules and attachments thereto) setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased from time to time by the Purchaser on such Closing Date.  A Purchase Price and Terms Letter may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

Purchase Price Percentage:  The percentage of par set forth in the related Purchase Price and Terms Letter.

Purchaser:  Morgan Stanley Mortgage Capital Inc. or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Qualified Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.  For the avoidance of doubt, a “Qualified Correspondent” includes a “table broker” or mortgage lender that originates loans underwritten and funded by the Company or an affiliate of the Company and which otherwise satisfies the requirements set forth above.

Qualified Depository:  A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by S&P and “Aa2” or better by Moody’s.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan:  A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; and (iv) comply with each representation and warranty set forth in Sections 3.01 and 3.02.

Rating Agency:  Any of Fitch, Moody’s or S&P or their respective successors designated by the Purchaser or any other nationally recognized statistical credit rating agency rating any security issued in connection with any Securitization Transaction.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements:  The agreement or agreements entered into by the Purchaser, the Company, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans, in connection with a Securitization Transaction or Whole-Loan Transfer as set forth in Section 7.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers’ and Servicers’ Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement, assignment and conveyance and related documents with respect to a Securitization Transaction.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or a Securitization Transaction pursuant to Section 7.01 hereof.

Record Date:  The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such day) of any month, beginning with the First Remittance Date.

REO Disposition:  The final sale by the Company of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to  (a) during the first year immediately following the related Closing Date, an amount equal to the sum of (i) the product of (x) the applicable Purchase Price Percentage and (y) the then outstanding principal balance of such Loan in Breach as of the date of such repurchase, plus (ii) accrued interest on such Loan in Breach at the applicable Mortgage Interest Rate from the date to which interest had last been paid through the date of such repurchase (if the Company is acting as servicer with respect to the applicable Mortgage Loan, net of the Servicing Fee Rate), plus (iii) the amount of any outstanding advances owed to the Servicer, plus (iv) all costs and expenses incurred by the Purchaser or any servicer (other than the Company) arising out of or upon such breach, including without limitation, costs and expenses incurred in the enforcement of the Company’s repurchase obligation hereunder and (b) after the first year, an amount equal to the sum of (i) then outstanding principal balance of such Loan in Breach as of the date of such repurchase plus (ii) accrued interest thereon at the Mortgage Interest Rate from the date to which interest had last been paid through the date of such repurchase (if the Company is acting as servicer with respect to the applicable Mortgage Loan, net of the Servicing Fee Rate), plus (iii) the amount of any outstanding advances owed to the Servicer plus (iv) all costs and expenses incurred by the Purchaser or any servicer (other than the Company) arising out of or based upon such breach, including without limitation, costs and expenses incurred in the enforcement of the Company’s repurchase obligation hereunder and any costs and damages, including reasonable attorneys’ fees and costs, incurred by the trust in the applicable Securitization Transaction, if any, in connection with any violation by the Mortgage Loan of any predatory or abusive lending law.  In the event the Purchaser has included the Mortgage Loans in a Reconstitution, the price for such repurchase shall be as set forth in clause (b) above.

S&P:  Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Second Lien Loan:  A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities, or

(2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of Mortgage Loans, in either case, such Mortgage Loans having an aggregate unpaid principal balance at least equal to the lesser of (x) the unpaid principal balance of the Mortgage Loans subject to this Agreement but which have not been subject to a Reconstitution and (y) $2,000,000, unless otherwise agreed to by the Company and the Purchaser.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the scheduled principal balance of such Mortgage Loan.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05), of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate: The per annum rate set forth in the Purchase Price and Terms Letter.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit C the originals of which are delivered to the Custodian pursuant to Section 2.01.

Servicing Guide:  The Fannie Mae Servicing Guide or the Freddie Mac Servicing Guide, as in existence on the date of the related sale or transfer of Mortgage Loans to Fannie Mae or Freddie Mac, as applicable, as each may be amended or supplemented in writing from time to time.

Servicing Officer:  Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Servicing Rights:  Any and all of the following:  (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Company for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage

Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Company thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Company with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Subservicing Agreement:  An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company, and shall not include a mortgage broker that does not fund mortgage loans.

Transfer Date:  In the event the Company is terminated as servicer of a Mortgage Loan pursuant to Article 10 or Article 11, the date on which the Purchaser, or its designee, shall receive the transfer of servicing responsibilities and begin to perform the servicing of such Mortgage Loans and the Company shall cease all servicing responsibilities.

Underwriting Guidelines:  The applicable underwriting guidelines of the Company with respect to Mortgage Loans, attached as an Exhibit to the Assignment and Conveyance.

VA:  The United States Department of Veterans Administration, and its successors.

Weighted Average Net Coupon: The weighted average interest rate of the Mortgage Loans, net of the Servicing Fee Rate.

Whole Loan Transfer:  Any sale or transfer of Mortgage Loans having an aggregate unpaid principal balance at least equal to the lesser of (x) the unpaid principal balance of the Mortgage Loans subject to this Agreement but which have not been subject to a Reconstitution and (y) $2,000,000, unless otherwise agreed to by the Company and the Purchaser; other than a Securitization Transaction.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01   Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

The Company agrees to sell and Purchaser agrees to purchase, from time to time, those certain Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Exhibit A.  The Company, simultaneously with the payment of the Purchase Price shall execute and deliver to the Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package(s) to be acquired hereunder, in the form attached hereto as Exhibit L.  Pursuant to Section 2.03, the Company, on or prior to the date set forth in the related Purchase Price and Terms Letter, shall have delivered the Mortgage Loan Documents for each Mortgage Loan in the Mortgage Loan Package to the Custodian.  The Purchaser, on any Closing Date, shall be obligated to purchase only the Mortgage Loans set forth in the related Mortgage Loan Schedule, subject to the terms and conditions of this Agreement and the related Purchase Price and Terms Letter.

The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof.  The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian.  The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only.  Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity.  Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the Purchaser.  The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02.

Section 2.02   Purchase Price.

On the related Closing Date, Purchaser shall pay to Company the Purchase Price for the Mortgage Loans calculated in the manner described in the applicable Purchase Price and Terms Letter for the related Mortgage Loan Package.  The Purchase Price shall be adjusted, to the extent required, in accordance with the related Purchase Price and Terms Letter.

The payment by Purchaser shall be made by wire transfer before 4:00 pm, Eastern Time, in immediately available funds to an account designated by Company.  If any miscalculation is reflected in the purchase price for the Mortgage Loans, the party benefiting from such error shall pay an amount sufficient to correct the error.  The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Company after the Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans minus that portion of any such interest payment that is allocable to the period prior to the Cut-off Date.  The Stated Principal Balance of each Mortgage Loan as of the Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the Cut-off Date whether or not collected.  Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date.  Such prepaid amounts shall be the property of the Purchaser.  All payments of principal and interest due on a Due Date following the Cut-off Date shall belong to the Purchaser.

Section 2.03   Books and Records; Transfers of Mortgage Loans.

From and after each sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans in a Mortgage Loan Package including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of such Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan in a Mortgage Loan Package shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company.  The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser.  In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13.  To the extent that original documents are not required for purposes of realization of Liquidation

Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans.  For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan.  The Purchaser may sell and transfer five or more of the Mortgage Loans, provided, however, with respect to each Mortgage Loan Package (excluding any delinquent Mortgage Loans), in no event shall there be more than six Persons, unless otherwise set forth in the Purchase Price and Terms Letter or the related Assignment and Conveyance, at any given time having the status of “Purchaser” hereunder.  The Purchaser also shall advise the Company of the transfer.  Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.04   Delivery of Documents

On or before the date set forth in the related Purchase Price and Terms Letter, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package a list of which is attached to the related Assignment and Conveyance.

On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the relevant Custodial Agreement, as evidenced by the initial trust receipt of the Custodian in the form annexed to the Custodial Agreement (other than those Mortgage Loan Documents Listed on a document exception report attached thereto).  Purchaser shall pay all fees and expenses of the Custodian.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

Section 2.05   Closing Documents.

(a)   On or before the Closing Date for the initial purchase of Mortgage Loans hereunder, the Company shall submit to the Purchaser fully executed originals of the following documents:

(i)       this Agreement, in four counterparts;

(ii)      an Officer’s Certificate, in substantially the form of Exhibit I hereto, including all attachments thereto; and

(iii)     an Opinion of Counsel to the Company, in substantially the form of Exhibit J hereto;

(b)           The closing documents for each Mortgage Loan Package to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

(i)       the related Purchase Price and Terms Letter;

(ii)      the related Custodial Agreement;

(iii)     the related Mortgage Loan Schedule, one copy to be attached to each counterpart of this Agreement, and to each counterpart of the related Custodial Agreement, as the Mortgage Loan Schedule thereto;

(iv)     if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of any Person, a Security Release Certification, in the form of Exhibit K hereto, executed by such Person;

(v)      a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Company by merger oracquired or originated by the Company while conducting business under a name other than its present name, if applicable; and

(vi)     an Assignment and Conveyance, in the form of Exhibit L hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 3.01   Company Representations and Warranties.

The Company represents and warrants to the Purchaser that as of the related Closing Date or as of such date specifically provided herein:

(a)           Due Organization and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)           Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)           No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)           Ability to Service.  The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)           Reasonable Servicing Fee.  The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(f)           Ability to Perform.  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(g)           No Litigation Pending.  There is no action, suit, proceeding or investigation pending or to the best of the Company’s knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)           No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(i)           Selection Process.  The Mortgage Loans were selected from among the outstanding fixed or adjustable rate one- to four-family mortgage loans in the Company’s portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)           Pool Characteristics.  With respect to each Mortgage Loan Package, the Mortgage Loan characteristics set forth on the related Mortgage Loan Schedule attached to the related Assignment and Conveyance are true and complete;

(k)           No Untrue Information.  Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby including any Securitization Transaction or Whole Loan Transfer contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(l)           Sale Treatment.  The disposition of the Mortgage Loans shall be treated as a sale on the books and records of the Company.  The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.  The Company shall maintain a complete set of books and records for each Mortgage Loan, which shall be clearly marked to reflect the ownership of such Mortgage Loan;

(m)           Financial Statements.  The Company has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement.  All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.  There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.  The Company has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(n)           No Brokers’ Fees.  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(o)           Origination.  The Company’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Company’s Underwriting Guidelines, and is in no way made as a result of  Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(p)           Fair Consideration.  The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(q)           No Bulk Transfer.  The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(r)           Ability to Perform; Solvency.  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Company’s creditors;

(s)           Anti-Money Laundering Laws.  The Company has complied with all applicable anti-money laundering laws, executive orders and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; and

(t)           Officer’s Certificate  The Officer’s Certificate provided by the Company with respect to the initial Closing Date will remain true and correct with respect to any subsequent Closing Date.

Section 3.02   Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(a)           Mortgage Loans as Described.  The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(b)           Payments Current.  All payments required to be made up to the related Closing Date for each Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment required under the Mortgage Loan has been 30 or more days delinquent at any time in the 12 months preceding the related Closing Date.  The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date, all in accordance with the terms of the related Mortgage Note.  The first two Monthly Payments after the relevant Cut-off Date shall be made with respect to the Mortgage Loan within thirty (30) days of the related Due Date, all in accordance with the terms of the related Mortgage Note;

(c)           No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, ground rents, leasehold payments, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)           Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by FHA or VA, as applicable, or the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule.  No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)           No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)           Hazard Insurance.  All buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.10.  All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Company has not engaged in, and has no knowledge of the Mortgagor, any Subservicer or any prior originator or subservicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(g)           Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory, abusive and fair lending and disclosure laws applicable to the origination and servicing of the Mortgage Loan, including, without limitation, any provisions relating to prepayment penalties, have been complied with, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

(h)           No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.  The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(i)           Location and Type of Mortgaged Property.  The Mortgaged Property is a fee simple or leasehold property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Company’s Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.  No portion of the Mortgaged Property is used for commercial purposes.  None of the Mortgaged Properties are Manufactured Homes, log homes, mobile homes, geodesic domes or other unique property types;

(j)           Valid First or Second Lien.  The Mortgage is a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan)on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)           with respect to a Second Lien Loan only, the lien on the first mortgage on the Mortgaged Property;

(2)           the lien of current real property taxes and assessments not yet due and payable;

(3)           covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(4)           other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

With respect to any Co-op Loan, the related Mortgage is a valid, subsisting and enforceable first priority security interest on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential cooperative housing corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

(k)           Validity of Mortgage Documents.  The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment penalties).  All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  No fraud was committed in connection with the origination of the Mortgage Loan.  The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l)           Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)           Ownership.  The Company is the sole owner of record and holder of the Mortgage Loan.  The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(n)           Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and any qualification requirements of FHA, Freddie Mac, Fannie Mae, GNMA or VA, as applicable, and (2) (a) organized under the laws of such state, (b) qualified to do business in such state, (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state;

(o)           CLTV, LTV, PMI Policy.  No Mortgage Loan that is a Second Lien Loan has a CLTV greater than 100%.  No Mortgage Loan has a LTV equal to or greater than 95%.  The original LTV of the Mortgage Loan either was not more than 80% or (i) the excess over 75% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%, or (ii) is subject to an LPMI Policy, which will stay in effect for the life of the Mortgage Loan.  All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage.  Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the related Servicer is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith..  The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium if the related PMI Policy is lender-paid;

(p)           Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae, Freddie Mac, GNMA, FHA, VA, as applicable, issued by a title insurer acceptable to Fannie Mae, Freddie Mac, GNMA, FHA, VA as applicable, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, (a) as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02, and (b) against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustments to the Mortgage Interest Rate and Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(q)           No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(r)           No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)           Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)           Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan.  The Mortgage Interest Rate and, with respect to any Adjustable Rate Mortgage Loan, the Lifetime Rate Cap, the Periodic Cap, and the Adjustment Date, are as set forth on the related Mortgage Loan Schedule.  The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than fifteen years from commencement of amortization.  Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month.  There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note.  The Mortgage Loan does not require a balloon payment on its stated maturity date;

(u)           Customary Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(v)           Conformance with Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Company’s Underwriting Guidelines in effect at the time the Mortgage Loan was originated.  The Mortgage Loan is in conformity with the standards of Freddie Mac or Fannie Mae under one of their respective home mortgage purchase programs (except that the principal balance of certain Mortgage Loans may have exceeded the limits of Fannie Mae and Freddie Mac) and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac, Fannie Mae;

(w)           Occupancy of the Mortgaged Property.  As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Except as otherwise stated on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(x)           No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(y)           Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)           Acceptable Investment.  The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)           Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian.  The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

(bb)           Condominiums/Planned Unit Developments.  If the dwelling on the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae and Freddie Mac eligibility requirements.

(cc)           Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(dd)           Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

(ee)           Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(ff)           Mortgaged Property Undamaged.  There is no proceeding pending or, to the best of the Company’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property.  The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; and

(gg)           Collection Practices; Escrow Deposits.  The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations.  The Mortgage Loan has been serviced by the Company and any predecessor servicer in accordance with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Company for any work on a Mortgaged Property which has not been completed;

(hh)           Appraisal.  The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac, as applicable, or Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ii)           Servicemembers Civil Relief Act.  No relief has been requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(jj)           Environmental Matters.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.  To the best of the Company’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(kk)           Insurance.  The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FHA or VA, as applicable, against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to  fully compensate for any damage or loss on a replacement cost basis;  if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; the insurance policy contains a standard clause naming the originator of such mortgage loan, its successor and assigns, as insured mortgagee; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1983, as amended.  The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the

Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)           Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(mm)       Predatory Lending Regulations; High Cost Loans.  None of the Mortgage Loans are classified as (a) High Cost Loan or Covered Loan, (b) a  “high cost” loans under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended, or (c) ”high cost home,” “threshold,” “covered,” “high risk home,” or “predatory” or similar loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); provided that any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a “threshold” loan shall not be a “high cost” loan unless it is characterized as “predatory” under applicable local law;

(nn)           Simple Interest Mortgage Loans.  None of the Mortgage Loans are simple interest Mortgage Loans;

(oo)           Single-Premium Credit Life Insurance.  No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(pp)           Negative Amortization.  No Mortgage Loan permits negative amortization;

(qq)           Tax Services.  Each Mortgage Loan is either (i) a First Lien Loan covered by either (x) a paid in full, life of loan tax service contract issued by First American Real Estate Tax Service or Land America Real Estate Tax Services, and such contract is transferable, or (y) a tax service monitoring contract with ZC Sterling Tax Solutions, or (ii) a Second Lien Loan subordinate to the First Lien Loan, which to the best of Seller’s knowledge, is covered by a paid in full, life of loan, tax service contract issued by First American Real Estate Tax Service or Land America Real Estate Tax Services, and such contract is transferable;

(rr)           Flood Certification Contract.  The Company has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

(ss)           FICO Scores.  Each Mortgage Loan has a non-zero FICO score;

(tt)           Prepayment Penalty.  With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Company during the period the Company is acting as Servicer for the benefit of the Purchaser, and each Prepayment Penalty in permitted pursuant to federal, state and local law.  Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002.  With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of the related Mortgage Note and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period.  With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Penalty upon a prepayment prior to maturity: (i) the Mortgage Loan’s provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan’s originator had a written policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty, and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law;

(uu)           Recordation.  Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

(vv)           Leaseholds.  If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ww)          Payment in Full.  No Mortgage Loan will be paid in full on or prior to the related Closing Date;

(xx)           Qualified Mortgage.  The Mortgage Loan is a qualified mortgage under Section 860G(a)(3) of the Code;

(yy)           Georgia Fair Lending Act.  There is no Mortgage Loan that was originated at any time during the period commencing on October 1, 2002 and ending on March 7, 2003, with an initial balance equal to or less than $322,700, which is secured by property located in the State of Georgia; there is no Mortgage Loan that was originated on or after March 7, 2003 which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(zz)            Assumability.  With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

(aaa)          No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(bbb)         Conversion to Fixed Interest Rate.  With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(ccc)          Disclosure Materials.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Company has complied with, all applicable law with respect to the making of the Mortgage Loans.  The Company shall maintain such statement in the Mortgage File;

(ddd)         No Defense to Insurance Coverage.  No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Company on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), provided this shall not include the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(eee)          Prior Servicing.  Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

(fff)           Credit Information.  As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, that Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

(ggg)         Origination.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

(hhh)       Co-op Loans.  With respect to a Mortgage Loan that is a Co-op Loan, the stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(iii)           Construction or Rehabilitation of Mortgaged Property.  No Mortgage Loan was made in connection with the construction (other than a “construct-to-perm” loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(jjj)           No Prior Offer.  The Mortgage Loan has not previously been offered for sale;

(kkk)        No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan.  The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(lll)           HOEPA.  No Mortgage Loan is classified as a Predatory Mortgage Loan under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended, or any similar state or local law including, without limitation, the Local Law for the City of New York, No. 36 relating to predatory lending passed by the New York City Council on November 20, 2002, as amended from time to time;

(mmm)     Fair Credit Reporting Act.  The Company has and shall in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(nnn)       [Reserved]

(ooo)       FHA Insurance/VA Guaranty.  Each FHA Mortgage Loan was underwritten in accordance with FHA standards and is fully-insured by the FHA, which insurance is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the FHA insurance, and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with the FHA regulations, and no circumstances exist with respect to the FHA Mortgage Loans which would permit the FHA to deny coverage under the FHA insurance; and each VA Mortgage Loan was underwritten in accordance with VA standards and is guaranteed by the VA, which guaranty is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the VA guaranty (other than a potential valuation of the mortgaged property), and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with the VA regulations, and no circumstances exist with respect to the VA Mortgage Loan which would permit the VA to deny coverage under the VA guaranty.  No Mortgage Loan is a VA Vendee Loan, Title I Loan or Section 235 Loan.  Each Mortgage Loan was previously included in a GNMA mortgage loan pool and was repurchased from such pool, in accordance with applicable GNMA guidelines, by the Company or a predecessor servicer, after such Mortgage Loan missed one or more Monthly Payments and remained delinquent for 90 consecutive days or more; and

(ppp)        No Arbitration.  No Mortgagor with respect to any Mortgage Loans originated on or after August 1, 2004 agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction; and

(qqq)        Origination Practices/No Steering.  The Mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration.  For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products, unless such Mortgagor requested a specific product;

(rrr)           Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(sss)         Points and Fees.  No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, whichever is greater.  For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges which miscellaneous fees and charges in total, do not exceed 0.25% of the principal amount of such Mortgage Loan;

(ttt)           Fees Charges.  All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

(uuu)        Second Lien Loans.  With respect to each Second Lien Loan:

(i)       No Negative Amortization of Related First Lien Loan.  The related first lien loan does not permit negative amortization;

(ii)      Request for Notice; No Consent Required.  Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder.  Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

(iii)     No Default Under First Lien.  To the best of Seller’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

(iv)     Right to Cure First Lien.  The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

(v)      Principal Residence.  The related Mortgaged Property is the Mortgagor’s principal residence.

Section 3.03   Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the other.

With respect to those representations and warranties which are made to the best of the Company’s knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price.  However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Company shall, at the Purchaser’s option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that no such substitution shall be effected after the Mortgage Loan has been conveyed as part of a Reconstitution transaction as described in Section 9.01 hereof and no such substitution shall occur later than 120 days after the related Closing Date.  If the Company has no Qualified Substitute Mortgage Loans, it shall repurchase the deficient Mortgage Loan.  Notwithstanding anything else contained in this paragraph, (i) within 60 days after the earlier of either discovery by, or notice to, the Company of any breach of the representation or warranty set forth in clauses (g), (i), (mm), (oo), (tt), (vv), (xx), (yy), (fff), (lll), (mmm), (ppp), (rrr), (sss), (ttt) or (uuu) of Section 3.02, the Company shall repurchase such Mortgage Loan at the Repurchase Price.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan.  In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement.  In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03.  No substitution will be made in any calendar month after the Determination Date for such month.  The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company.  For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  An amount equal to the product of such shortfall multiplied by the percentage of par set forth in the definition of “Repurchase Price” shall be distributed by the Company in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal such amount.

In addition to such cure, repurchase and substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company’s representations and warranties contained in this Section 3.03.  It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure or repurchase a defective Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) the failure by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) any demand upon the Company by the Purchaser for compliance with this Agreement.

With respect to any Mortgage Loan, if the related Mortgagor is 30 or more days delinquent with respect to any of the Mortgage Loan’s first two (2) Monthly Payments due to the Purchaser after the related Closing Date, the Company shall, upon receipt of notice from the Purchaser, which notice shall be received within twelve (12) months of the Closing Date, promptly repurchase such Mortgage Loan from the Purchaser in accordance with this Section 3.03 at the Purchase Price set forth in the Purchase Price and Terms Letter; provided, however, that no right to cure set forth therein shall apply.

Section 3.04   Review of Mortgage Loans.

On or before the related Closing Date, the Purchaser shall have the right to review the Mortgage Files on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date.  In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser’s sole determination (i) fails to conform to Underwriting Guidelines, (ii) is underwritten without verification of the Mortgagor’s income and assets and there is no credit report or FICO Score, (iii) the Purchaser deems the Mortgage Loan to not be an acceptable credit risk, or (iv) the value of the Mortgaged Property pursuant to any BPO varies by more than plus or minus 15% from the lesser of (A) the original appraised value of the Mortgaged Property or (B) the purchase price of the Mortgaged Property as of the date of origination.  In the event that the Purchaser so rejects any Mortgage Loan, the Company shall repurchase the rejected Mortgage Loan at the Repurchase Price in the manner prescribed in Section 3.03 upon receipt of notice from the Purchaser of any notice of its decision to reject such Mortgage Loan.  Any rejected Mortgage Loan shall be removed from the terms of this Agreement.  The Company shall make available all files required by Purchaser in order to complete its review, including all CRA/HMDA required data fields.  To the extent that during the course of the Purchaser’s initial review, the Purchaser discovers that the Mortgage Loans do not otherwise meet the Company’s Underwriting Guidelines or the terms of this Agreement, the Purchaser shall have the right to carry out additional due diligence reviews, which additional due diligence shall be at the expense of the Purchaser.  Purchaser’s decision to increase its due diligence review or obtain additional BPO’s or other property evaluations is at its sole discretion.  The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity.  Any review performed by the Purchaser prior to the related Closing Date does not limit the Purchaser’s rights or the Company’s obligations under this section.

Section 3.05   Repurchase of Mortgage Loans that Prepay in Full; Certain Defaults; Missing Documents.

(a)           If any Mortgage Loan is prepaid in full (i) during the two days immediately preceding the  Closing Date or (ii) during the period of time beginning on the related Closing Date ending on and including the last day of the second calendar month immediately following the related Closing Date, the Company shall pay to the Purchaser, within three (3) Business Days of such prepayment in full, an amount equal to the difference between the Purchase Price Percentage and par, multiplied by the then outstanding principal balance of such Mortgage Loan (less, in the case of any prepayment accompanied by a prepayment premium, the amount of such prepayment premium).

(b)           The Purchaser shall have the right to reject any Mortgage Loan for which the legal documentation is missing or defective; provided, however, that no document shall be deemed to be missing under this Section 3.05 prior to the tenth day after the related Closing Date, which period may be subject to one 30-day extension, at the discretion of the Purchaser for a total of 40 days.  Such rejected Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price.  Purchaser shall notify the Company of any such rejected Mortgage Loan no later than two (2) Business Days prior to the related Closing Date.

(c)           The Purchaser shall have the right to reject any Mortgage Loan that does not conform to the terms and conditions of the Purchase Price and Terms Letter.  Such rejected Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price.  Purchaser shall notify the Company of any such rejected Mortgage Loan no later than two (2) Business Days prior to the related Closing Date.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01   Company to Act as Servicer.

The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.  Notwithstanding anything in this Article IV to the contrary, with respect to any action to be taken or not taken with respect to the servicing of the Mortgage Loans that requires the consent or approval of the Purchaser, after a Securitization Transaction with respect to the related Mortgage Loan, such consent shall be exercised by the Company as servicer of the Mortgage Loans in accordance with Accepted Servicing Standards.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  Notwithstanding the foregoing, the Servicer shall not waive any Prepayment Penalty or portion thereof unless (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors’ rights generally or is otherwise prohibited by law, or (ii) the  enforceability thereof shall have been  permanently limited due to  acceleration in connection with  a foreclosure  or other involuntary payment or (iii) in the Servicer’s reasonable judgment, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and related Mortgage Loan and (z) doing so is standard and customary in servicing Mortgage Loans (including any waiver of a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is related to a default or reasonably foreseeable default).  Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.  If the Servicer waives  or does not collect all or a portion of a Prepayment Penalty relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as permitted above, the Servicer shall deposit from its own funds without any right of reimbursement therefor the amount of such Prepayment Penalty (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement.  In connection with any waiver of a Prepayment Penalty by the Servicer, the Servicer shall account for such waiver in its monthly reports as agreed upon by the Servicer and the Purchaser.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month’s principal and interest due at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03.  Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans (similar in quality to the Mortgage Loans) for its own account, and shall follow Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

The Mortgage Loans may be subserviced by a Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved servicer or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac.  The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company.  The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself.  In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible.  The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans.  The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses.  For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02   Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy or other applicable insurance or guaranty, if any.  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice.  In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company’s obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Company shall cause such property to be inspected by a qualified environmental consulting firm.  Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof.  In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03   Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04   Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “National City Mortgage Co., as Servicer, in trust for Morgan Stanley Mortgage Capital Inc. and/or subsequent Purchasers of fixed and adjustable rate Mortgage Loans.” The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser.  Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.  The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company.  A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date (other than payments of principal and interest due on or before the related Cut-off Date, (which amounts shall be remitted to the Company), or with respect to each LPMI Loan, the amount of the LPMI Fee):

(i)       all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)      all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)     all Liquidation Proceeds;

(iv)     all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v)      all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)     any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 5.01, 5.03, 6.01 or 6.02;

(vii)    any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 or 3.05 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii)   with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, to be paid by the Company out of its own funds without reimbursement therefor, if any, for the month of distribution.  Such deposit shall be made from the Company’s own funds, without reimbursement therefor, up to a maximum amount per month of the Servicing Fee actually received by the Company for such month for the Mortgage Loans;

(ix)      any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

(x)       any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Ancillary Income, including late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.  Prior to changing the location of the Custodial Account, the Company shall give notice to the Purchaser of such change, which notice shall set forth the new location of the Custodial Account when established.  The Company shall maintain adequate records with respect to all withdrawals made pursuant to this Section 4.04.  All funds required to be deposited in the Custodial Account shall be held in trust for the Purchaser until withdrawn in accordance with Section 4.05.

Section 4.05   Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)       to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)      to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.03, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.06 or

6.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)     to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds (not required to be remitted to the Mortgagor) and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.05 or 6.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iv)     to pay itself any investment earnings accrued on funds deposited in the Custodial Account;

(v)      to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

(vi)     to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)    to clear and terminate the Custodial Account upon the termination of this Agreement; and

(viii)   to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date.  The Company may use such withdrawn funds only for the purposes described in this Section 4.05.  The Company shall keep and maintain a separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawals from the Custodial Account.

Section 4.06   Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “National City Mortgage Co., as Servicer, in trust for the

Morgan Stanley Mortgage Capital Inc. and/or subsequent purchasers of Mortgage Loans and various Mortgagors.” The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.  Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.  The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company.  A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i)       all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)      all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07.  The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07   Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i)       to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)      to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)     to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)     for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)      for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)     to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)    to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii)   to withdraw funds deposited in error.

Section 4.08   Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, if any, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.  To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09   Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time.  Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account.  Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the

Escrow Account, then such Eligible Investment may mature on such Remittance Date.  Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

Section 4.10   Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) or by an insurer acceptable to Fannie Mae, Freddie Mac, GNMA or VA, as applicable, against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If the related Mortgaged Property is located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s or in accordance with then current  Fannie Mae, Freddie Mac, GNMA or VA guidelines, as applicable, in an amount representing coverage not less than the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the then current Fannie Mae, Freddie Mac or GNMA guidelines, as applicable, that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae, Freddie Mac or GNMA requirements, as applicable, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s or meet Fannie Mae, Freddie Mac or GNMA  requirements, as applicable, and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.  The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11   Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10.  Any such policy shall be issued by an issuer that has a Best rating of A:VI or better.  Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company’s funds, without reimbursement therefor.  Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 4.12   Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy that meets the requirements of Fannie Mae or Freddie Mac, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae, Freddie Mac or GNMA, as applicable.  Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 4.13   Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Company shall keep a written report of each such inspection.

Section 4.14   Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing

Practices.  At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)       the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)      the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)     the Company shall verify that the Mortgage Loan is not in default; and

(iv)     pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15   Maintenance of PMI and LPMI Policy; Claims.

(a)      With respect to each Mortgage Loan with a LTV in excess of 80%, the Company shall:

(i)       with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws and without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% (or such other percentage as stated in the related Purchase Price and Terms Letter) of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%.  In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level.  If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

(ii)      with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan in excess of 75% (or such other percentage as stated in the related Purchase Price and Terms Letter) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, for the term of such Mortgage Loan.  In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy.  Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 4.05.  In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level.  If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

(b)           In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

(c)           Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place.  In any event, the Company agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

Section 4.16   Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of FV-1, Inc., or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale.  The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser and if an election is or is to be made to treat the arrangement under which any Mortgage Loan and any REO Property are held as a real estate mortgage investment conduit within the meaning of Section 860D of the Code (a “REMIC”), the Company shall service each such Mortgage Loan and REO Property in a manner which does not cause the REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code, the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year (but in no event in excess of three years) is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser.  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself, which fees shall not exceed $1,500 per Mortgage Loan.  The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Notwithstanding the foregoing, at any time and from time to time, the Purchaser may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 11.02.

Section 4.17   Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.  That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18   Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Company pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19   Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 4.20   Notification of Adjustments

On each Adjustment Date, the Company shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note.  The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments.  The Company also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Company’s methods of implementing such interest rate adjustments.  Upon the discovery by the Company or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 4.21   Transfer of Servicing.

On the related Transfer Date, if any, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Company cease all servicing responsibilities related to, the related Mortgage Loans subject to such Transfer Date.  On or prior to the related Transfer Date, the Company shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

(A)           Notice to Mortgagors.  The Company shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, that the content and format of the letter shall have the prior approval of the Purchaser.  The Company shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(B)           Notice to Taxing Authorities and Insurance Companies.  The Company shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date.  The Company shall provide the Purchaser with copies of all such notices no later than the related Transfer Date.

(C)           Delivery of Servicing Records.  The Company shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Company’s possession relating to each related Mortgage Loan.

(D)           Escrow Payments.  The Company shall provide the Purchaser, or its designee, with immediately available funds by wire transfer an amount equal to the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans.  The Company shall provide the Purchaser with an accounting statement, in electronic format acceptable to the Purchaser in its sole discretion, of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts related to the Mortgage Loans.  Additionally, the Company shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Company.

(E)           Payoffs and Assumptions.  The Company shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Company on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(F)           Mortgage Payments Received Prior to Transfer Date.  Prior to the related Transfer Date all payments received by the Company on each related Mortgage Loan shall be properly applied by the Company to the account of each related Mortgagor.

(G)           Mortgage Payments Received after Transfer Date.  The amount of any related Monthly Payments received by the Company after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on the date of receipt.  The Company shall notify the Purchaser of the particulars of the payments, which notification requirement shall be satisfied if the Company forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser.  The Company shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Company after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Company shall comply with the foregoing requirements with respect to all Monthly Payments received by the Company after the related Transfer Date.

(H)           Misapplied Payments.  Misapplied payments shall be processed as follows:

(1)           All parties shall cooperate in correcting misapplication errors;

(2)           The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after such Transfer Date shall immediately notify the other party;

(3)           If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Company shall be liable for the amount of such shortage.  The Company shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

(4)           If a misapplied payment which occurred prior to the related Transfer Date caused the purchase price to be incorrectly calculated as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

(5)           Any check issued under the provisions of this Section 4.21(H) shall be accompanied by a statement indicating the corresponding Company and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(I)           Books and Records.  On the related Transfer Date, the books, records and accounts of the Company with respect to the related Mortgage Loans shall be delivered in accordance with all applicable Purchaser requirements.

(J)           Reconciliation.  The Company shall, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser.  Any such monetary adjustments will be transferred between the Company and the Purchaser as appropriate.

(K)           IRS Forms.  The Company shall or shall file all IRS forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans.  The Company shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Company’s failure to comply with this paragraph.

(L)           Tax Monitoring Contracts.  With respect to each First Lien Loan subject to a tax service monitoring contract with ZC Sterling Tax Solutions and each Second Lien Loan subordinate to a first lien loan which is not covered by transferable, paid in full, life of loan tax service contract issued by First American Real Estate Tax Service or Land America Real Estate Tax Services, the Company shall remit to the Purchaser a placement fee of seventy-two dollars ($72.00) for each such Mortgage Loan.

Section 4.22   Fair Credit Reporting Act.

(a)           For each Mortgage Loan, the Servicer shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files, to Equifax, Experian, and Trans Union Credit Information Company, or their successors, on a monthly basis.  The Servicer shall provide evidence of such monthly reporting to the Purchaser upon request.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01   Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02   Statements to Purchaser.

Not later than the 5th Business Day of each month (or if such 5th day is not a Business Day, the Business Day next succeeding such 5th day), the Company shall furnish to the Purchaser in electronic form monthly reports in the form of a standard Fidelity report in “Microsoft Excel” format with respect to the Mortgage Loans and the period from but including the first day of the preceding calendar month through but excluding the first day of such month.  Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are delinquent (including number of days delinquent through liquidation of the related REO Property) and the book value of any REO Property.  The Company shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported.

In addition, the Company shall provide each Purchaser with such information as any Purchaser may reasonably request from time to time concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return and any and all other tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.

Section 5.03   Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds(or from funds held for future distribution provided such funds are replaced and remitted when due and the Company’s parent (or its successor) has a long term credit rating satisfactory to the applicable rating agencies) an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01.  The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01   Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the Company for entering into an assumption agreement, such fee will be retained by the Company as additional servicing compensation.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loan.  If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02   Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the monthly reports as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.  In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser.  The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03   Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee.  The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed.  The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees and Ancillary Income shall be retained by the Company to the extent not required to be deposited in the

Custodial Account.  The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04   Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

ARTICLE VII

WHOLE LOAN TRANSFERS AND SECURITIZATION TRANSACTIONS

Section 7.01   Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole-Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates.

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, from time to time, the Purchaser may effect a Reconstitution in each case retaining the Company as the servicer thereof, or as applicable the “seller/servicer.”  The Company’s obligations set forth in this Section 7.01 shall apply only to each Reconstitution of ten (10) or more Mortgage Loans, unless otherwise agreed to by the Company and the Purchaser.

The Company agrees to execute in connection with any Whole Loan Transfer to Fannie Mae or Freddie Mac, any and all reasonably acceptable pool purchase contracts, and/or agreements among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the parties, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the parties or an Assignment and Recognition Agreement substantially in the form attached hereto as Exhibit P (collectively, the agreements referred to herein are designated, the “Reconstitution Agreements”), together with an opinion of counsel with respect to such Reconstitution Agreements.

Unless otherwise agreed to between the Purchaser and the Company, the Purchaser shall give the Company 15 days notice of any Reconstitution.  The Company shall cooperate with the Purchaser in connection with each Reconstitution in accordance with this Section 7.01.  In connection therewith the Company shall:

(a)           as of the closing date of each Reconstitution (i) make all representations and warranties set forth herein with respect to the Company, and (ii) reaffirm that all representations and warranties made with respect to the Mortgage Loans as of the Closing Date, were true and correct in all respects as of such date;

(b)           negotiate in good faith and execute any Reconstitution Agreements required by Purchaser to effectuate the foregoing provided such agreements create no greater obligation liability or cost on the part of the Company than otherwise set forth in this Agreement;

(c)           represent to the Purchaser, the depositor, the trustee, and the initial purchaser of the securities issued in connection with any Reconstitution that:  (1) that the Company has serviced the Mortgage Loans in accordance with the terms of this Agreement, and has otherwise complied with all covenants and obligations hereunder, and (2) that the Company has taken no action that would, nor omitted to take any required action the omission of which would, have the effect of impairing the mortgage insurance or guarantee on the Mortgage Loans.  The Company also agrees to represent the accuracy of any information provided to the Purchaser by the Company for inclusion in any prospectus supplement, offering memorandum or term sheet prepare in connection with any Reconstitution;

(d)           deliver an opinion of counsel (which can be an opinion of in-house counsel to the Company) reasonably acceptable to the Purchaser; provided that any out-of-pocket, third party expenses incurred by the Company in connection with the foregoing shall be paid by the Purchaser; and

(e)           provide as applicable:

(i)       any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request;

(ii)      (x) the Annual Certification executed by a senior officer of the Company responsible for the servicing of the Mortgage Loans; and (y) such additional statements, certificates or other similar documents of the Company or reports from the Company’s accountants in connection with a Pass-Through Transfer and in substance as required by applicable law;

(iii)     such additional representations, warranties, covenants, opinions of counsel, letters from auditors, financial description of the Company as servicer  for inclusion in any offering memorandum to be distributed to potential investors in connection with a Reconstitution with respect to the Mortgage Loans, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any Rating Agency, the Purchaser, as the case may be, in connection with such Reconstitution.  The Purchaser shall pay all third party costs associated with the preparation of such information.  The Company shall execute any Reconstitution Agreements required within a reasonable period of time after receipt of such Reconstitution Agreements which time shall be reasonably sufficient for the Company and Company’s counsel to review such Reconstitution Agreements and unless otherwise agreed to by the Company, the Company’s obligations under any document executed in conjunction with such a Transfer or Reconstitution shall not exceed its obligations to the Purchaser under this Agreement.  Under this Agreement, the Company shall retain a servicing fee at a rate per annum equal to no less than 0.25% per Mortgage Loan; and

(iv)     to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant, including, without limitation, an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit O.

The Company shall indemnify the Purchaser, each affiliate designated by the Purchaser and each Person who controls the Purchaser or such affiliate and hold each of them harmless from and against any losses, damages, liabilities, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any false statements or omissions with respect to information provided by or on behalf of the Company regarding the Company, the Company’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution.  If such indemnification is not available, the Company shall contribute to such losses, damages, liabilities, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses in proportion to the Company’s relative benefit and fault, in which case the relative benefit for the Company, and the persons related thereto, will be measured relative to the Purchase Price and the relative benefit of the Purchaser and the persons related thereto, will be measured relative to the underwriting discount received in connection with the Whole Loan Transfer and/or Securitization Transaction.  But, in no event shall the Company be obligated to any greater extent under a Reconstitution Agreement than it is under this Agreement.  For purposes of this section, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to a Reconstitution Date the Company or its designee shall prepare an Assignment of Mortgage in blank from the Company, acceptable to Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a Reconstitution and shall pay all preparation and recording costs associated therewith.  The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, upon the Company’s receipt thereof.  Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all Reconstitution Agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Unless otherwise agreed to between the Company and the Purchaser, with respect to any Mortgage Loan Package, the Company will not be obligated to enter into any Reconstitution Agreement in connection with a Securitization Transaction or Whole Loan Transfer in excess of any express restrictions set forth in the related Assignment and Conveyance and related Purchase Price and Terms Letter.

Notwithstanding any provisions of this Agreement to the contrary, all Mortgage Loans sold or transferred to Fannie Mae or Freddie Mac shall be serviced in accordance with the Servicing Guides, as the same may be amended from time to time.  The Company further agrees that it will service the related Mortgage Loans in accordance with the terms of any Fannie Mae or Freddie Mac requirements which are in addition to those set forth in the Servicing Guides.  The Company acknowledges that the Purchaser may from to time sell or transfer certain of the Mortgage Loans to Fannie Mae and/ or Freddie Mac or deliver certain securities secured by the Mortgage Loans to Fannie Mae or Freddie Mac  to be guaranteed.  In the event such sale or delivery occurs, the Company agrees that it shall deliver to Fannie Mae, Freddie Mac, FHA, or VA, as applicable, all reports, certificates, and other documentation required by each such agency and that it shall remit to Fannie Mae or Freddie Mac, as applicable,  all amounts required to be remitted in accordance such agency’s guaranty program.  The Purchaser and the Company agree that any Mortgage Loans sold by the Purchaser to Fannie Mae, will be managed in accordance with the Process Guidelines set forth in Exhibit G hereto.  The Company acknowledges that the requirements of the Process Guidelines are in addition to the Company’s obligations to service the Loans in accordance with the Servicing Guides and Accepted Servicing Practices.  All Mortgage Loans not sold or transferred pursuant to Whole Loan Transfers or Securitization Transactions shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE VIII

COMPANY TO COOPERATE

Section 8.01   Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.  Any special reports or information delivered shall be at the Purchaser’s expense.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02   Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations.  Purchaser shall not make such statement available to any prospective Purchaser unless such prospective Purchaser has signed a confidentiality agreement with respect to the information provided with respect to Company unless already publicly available.  The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).  If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company’s servicing facilities or those of any Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE IX

THE COMPANY

Section 9.01   Indemnification; Third Party Claims.

(a)           Breaches of Representations and Warranties.  The Company agrees to indemnify the Purchaser and any successor servicer and each of their present and former officers, directors, representatives, agents and affiliates and hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to any assertion based on, grounded upon or resulting from a breach of any of the Company’s representations, warranties or covenants contained herein (including any losses incurred in connection with any repurchase hereunder).  The Company shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser and with counsel reasonably satisfactory to the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim but failure to so notify the Purchaser shall not limit its obligations hereunder.  The Company agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser unless such settlement includes an unconditional release of the Purchaser from all liability that is the subject matter of such claim.  In addition to the obligations of the Company set forth in this Section 9.01(a), the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages.  The indemnification provisions of this Agreement shall survive any Reconstitution of the Mortgage Loans or termination of this Agreement.

It is understood and agreed that the obligations of the Company set forth in Sections 3.03 and 9.01(a) to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a Breach of the representations and warranties set forth in Sections 3.01 and 3.02.

(b)           Servicing.  The Company shall indemnify the Purchaser and any successor servicer and each of their present and former officers, directors, representatives, agents and affiliates and hold them harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser  may sustain in any way related to the failure of the Company to (a) perform its duties, obligations, covenants, agreements, warranties or representations contained in this agreement or service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01, and/or (b) comply with applicable law.  The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie Mac, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.  The Company shall follow any reasonable written instructions received from the Purchaser in connection with such claim.  The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.03, or the failure of the Company to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement, and/or (b) comply with applicable law.

Section 9.02   Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that in the event that such successor servicer is not acceptable to the Purchaser in its sole discretion, the Purchaser shall have the right to terminate the successor servicer’s rights under this  servicing agreement without payment of any Termination Fee.

Section 9.03   Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement.  Nothing in this provision shall protect the Company against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder.  The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action except when such expenses and costs are subject to the Company’s indemnification under this Agreement.

Section 9.04   Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company.  Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.  No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE X

DEFAULT

Section 10.01   Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i)       any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii)      failure by the Company duly to observe or perform in any material respect any other of the covenants, obligations or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii)     failure by the Company to maintain its license to do business in any jurisdiction where the Mortgage Property is located; or

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)      the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi)     the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)    the Company ceases to meet the qualifications of a Fannie Mae, Freddie Mac, GNMA or VA servicer, as applicable; or

(viii)   the Company fails to maintain a minimum net worth of $25,000,000; or

(ix)      the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer) in violation of Section 9.04.

If the Company obtains knowledge of an Event of Default, the Company shall notify the Purchaser.  In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense.  The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02   Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01   Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.  Upon written request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company’s sole expense.  The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 11.02   Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, upon sixty (60) days notice or as provided in this Section 11.02.  Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.  The Purchaser and the Servicer shall comply with the termination procedures set forth in Section 12.01 hereof.

In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a termination fee in an amount equal to the product of (a) 2.50% and (b) the outstanding principal balance of each such Mortgage Loan.

Notwithstanding and in addition to the foregoing, the Company shall give the Purchaser prompt written notice in the event that (i) a Mortgage Loan becomes delinquent for a period of 90 days or more (a “Delinquent Mortgage Loan”) or (ii) a Mortgage Loan becomes an REO Property.  The Purchaser may, at its election, within five (5) days of receipt of such notice, terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property without payment of a termination fee therefor.  If the Purchaser elects to terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property after the end of such election period, the Purchaser shall pay the Company the lesser of (i) the Company’s actual out-of-pocket costs and expenses incurred with respect to such Delinquent Mortgage Loan or REO Property and (ii) $1,500.  In the event of any termination of the Agreement pursuant to this paragraph, the Purchaser shall reimburse the Company for all outstanding Servicing Advances or Servicing Fees.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01   Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Section 9.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 60 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Section 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03, and 3.05, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, and 3.05 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (f), (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02   Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 12.03   Governing Law; Jurisdiction; Consent to Service of Process.

THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK.  THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES AND PRINCIPLES.  EACH OF THE PURCHASER AND THE COMPANY IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (III) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

Section 12.04   Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.  This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.  Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive.  The obligations of Company under Sections 7.01 and 9.01 shall survive the termination of this Agreement.

Section 12.05   Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)     if to the Company:

National City Mortgage Co.
ATTN:  Hugh Yeary
3232 Newmark Dr.
Miamisburg, Ohio 45342

with a copy to:

National City Mortgage Co.
ATTN:  T. Jackson Case
3232 Newmark Dr.
Miamisburg, Ohio 45342

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(ii)    if to Purchaser:

Morgan Stanley Mortgage Capital Inc.
1221 Avenue of the Americas, 27th Floor
New York, New York 10020
Attn:  Peter Woroniecki - Whole Loans Operations Manager
Fax: 212-507-3565
Email: peter.woroniecki@morganstanley.com

with copies to:

Jeff Williams
Morgan Stanley – Servicing Oversight
5002 T-Rex Ave.
Suite 300
Boca Raton, Florida 33431
Fax: 561-443-6040
Email: jeff.williams@morganstanley.com

Scott Samlin
Morgan Stanley – RFPG
1585 Broadway, 10th Floor
New York, New York 10036
Fax: 212-761-6352
Email: scott.samlin@morganstanley.com

Section 12.06   Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07   Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08   Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to

Section 9.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09   Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10   Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder.  Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11   No Personal Solicitation.

From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company’s behalf, to personally, by telephone or mail (electronic means or otherwise), solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Company shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, or the Company’s customer portfolio, and newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.11

Section 12.12   Waiver of Trial by Jury.

THE COMPANY AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT.

Section 12.13   Confidentiality.

Each of the Purchaser, the Company and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent:  (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such Person’s duties for such party, to the extent such party has procedures in effect to inform such Person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any Person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

Notwithstanding any other express or implied agreement to the contrary, each of the Purchaser, the Company and the Servicer agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws.  For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011 4(c).

ARTICLE XIII

COMPLIANCE WITH REGULATION AB

Section 13.01   Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article 13 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings to the extent such comparable disclosures in unregistered offerings are consistent with industry practice.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder that are applicable to any Securitization Transaction

(or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith regarding the Company’s delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

Section 13.02   Additional Representations and Warranties of the Company.

(a)           The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 13.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date (unless otherwise previously disclosed in information the Company has provided under Section 13.03):  (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the settlement date of the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)           If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 13.03, the Company shall use its reasonable best efforts to within five (5) Business Days, but in no event less than ten (10) Business Days following such request, confirm in writing, fax or mail, the accuracy of the representations and warranties set forth in paragraph (a) of this

Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 13.03   Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall use its reasonable best efforts to within five (5) Business Days, but in no event less than ten (10) Business Days (i) following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing or in a mutually agreed upon electronic format and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) or in a mutually agreed upon electronic format the information specified in paragraph (d) of this Section.

(a)           If so requested by the Purchaser or any Depositor, the Company shall provide (or cause each Third-Party Originator to provide) such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)           the originator’s form of organization;

(B)           a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company or, to the knowledge of the Seller after reasonable due diligence, each Third-Party Originator and each Subservicer; and

(D)           a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the

Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;

(2)           the depositor;

(3)           the issuing entity;

(4)           any servicer;

(5)           any trustee;

(6)           any originator;

(7)           any significant obligor;

(8)           any enhancement or support provider; and

(9)           any other material transaction party.

(b)           If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator.  Such Static Pool Information shall be prepared in form and substance reasonably satisfactory to the Purchaser, by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format mutually agreed upon by the Purchaser or the Depositor and the Company, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the Purchaser or Depositor (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction, and shall also be addressed to and for the benefit of the Company and such Third-Party Originator.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)           If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and cause each Subservicer to so provide such information (each of the Company and each Subservicer, for purposes of this Section 13.03(c), a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB.  Such information shall include, at a minimum:

(A)           the Servicer’s form of organization;

(B)           a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)           whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the settlement date of the related Securitization Transaction;

(2)           the extent of outsourcing the Servicer utilizes;

(3)           whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the settlement date of the related Securitization Transaction;

(4)           whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)           such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)           a description of any material changes during the three-year period immediately preceding the settlement date of the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)           information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)           information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the settlement date of the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)           a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)           a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H)           information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience; and

(I)           notwithstanding any other provision of this Agreement, with respect to any information required to be provided by a Servicer pursuant to this Section 13.03(c) as of the settlement date of the related Securitization Transaction, in the event the settlement date of the related Securitization Transaction is modified after the date on which such Servicer provided all of the information required by this Section 13.03(c), each such Servicer shall be given, prior to the modified settlement date of the related Securitization Transaction, notice and an opportunity to review and update the information previously provided by such Servicer.

(d)           If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall upon discovery (or shall cause each Subservicer and Third-Party Originator to so notify upon discovery) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator, as applicable, and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(e)           As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities of the related Securitization Transaction.

(f)           In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Purchaser or any Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB and to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB relating to Static Pool Information regarding the performance of the Mortgage Loans on the basis of the Purchaser's or such Depositor's reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB (including without limitation as to the format and content of such Static Pool Information) in connection with any future securitization by the Purchaser or any Depositor of mortgage loans of a similar type as the  Mortgage Loans.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement commencing with the first such report due in connection with the applicable Securitization Transaction.

Section 13.04   Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities as Servicer during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 13.05   Report on Assessment of Compliance and Attestation.

(a)           On or before March 1 of each calendar year, commencing in 2007, the Company shall:

(i)       deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit N hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(ii)                  deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)                  cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 13.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)                  deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit M; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any offering document or registration statement.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above, unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 13.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit N hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 13.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 13.06.

Section 13.06   Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section.  The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

(a)           The Company shall not hire or otherwise utilize the services of any Subservicer with respect to the Mortgage Loans without giving the Purchaser or its designee fifteen (15) calendar days’ advance written notice of the effective date of such hiring or utilization of a Subservicer, followed by written confirmation of such hiring or utilization of a Subservicer on the effective date of such engagement and indicating the circumstances surrounding such hiring or utilization.  Any notices required by this Section 13.06(a) shall be sent via telecopier or certified or registered mail to the addresses set forth below: John P. Cavanagh, Servicer Oversight Group, 5002 T-Rex Avenue, Suite 300, Boca Raton, Florida 33431, Telecopy: 561-544-5603, and emailed to: regab_servicer_notice@morganstanley.com, with a copy to Michael Gambro, Cadwalader, Wickersham & Taft, LLP, One World Financial Center, New York, New York, 10281, Telecopy: 212-504-6666, Email: michael.gambro@cwt.com (or such other address as such Person may otherwise specify to Company).  The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(c) and (e), 13.04, 13.05 and 13.07 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 13.03(d) of this Agreement.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification  under Section 13.05 as and when required to be delivered.

(b)           It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor.  The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 13.05 and 13.07 of this Agreement to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.05, in each case as and when required to be delivered.

Section 13.07   Indemnification; Remedies.

(a)           The Company shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction:  each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(1)(A)       an any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Article 13 by or on behalf of the Company, or provided under this Article 13 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)      any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 13, including any failure by the Company to identify pursuant to Section 13.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)     any breach by the Company of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

(b)           (i)           Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 13, or any breach by the Company of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, if such failure or breach is not cured within three (3) Business Days after the Company receives written notice of such breach (which may be provided by e-mail) and shall entitle the Purchaser, any Master Servicer or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (except to the extent provided in Section 13.07(b)(iv)); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)                  Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 13.04 or 13.05, including (except as provided below) any failure by the Company to identify pursuant to Section 13.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer, or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company (except to the extent provided in Section 13.07(b)(iv)); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(iii)                  The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iv)                  In the event the Company is terminated pursuant to this Section 13.07, the Purchaser hereby agrees to pay the Company any accrued and outstanding servicing fees owing to the Company to the date of such termination and to cause the successor servicer to agree to reimburse the Company for any Servicing Advances that the Company actually made as servicer pursuant to this Agreement which such successor servicer recovers from the related Mortgagor.

(c)           (i)           Promptly after receipt by any indemnified party under this Section 13.07 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 13.07, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13.07 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 13.07.

(ii)                  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except as provided in the following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 13.07 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(iii)                  Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:  (A) the employment thereof has been specifically authorized by the indemnifying party in writing; (B) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is necessary or appropriate for such indemnified party to employ separate counsel; or (C) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties.

(iv)                  Each indemnified party, as a condition of the indemnity agreements contained in this Section 13.07, shall cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(v)                  Notwithstanding anything to the contrary contained in this Agreement, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for reasonable fees and expenses of counsel, and the Company shall have failed to reimburse the indemnified party for such fees and expenses for a period of 60 days after receipt of such request, the indemnified party shall have the right to notify the Company that it is terminating the Company as servicer under this Agreement without cause and without payment of any termination fee.  If the Company thereafter fails to fully reimburse the indemnified party for such fees and expenses within 15 days after receipt of such notice, the Company shall be automatically terminated as servicer under this Agreement, it being understood that no termination of the Company as servicer under this Agreement shall effect the Company’s indemnification obligations under this Agreement, which shall survive any such termination.

(d)           Except for remedies under this Agreement and remedies that cannot be waived as a matter of law and injunctive relief, the rights under this Article 13 shall be the exclusive remedy for breaches of this Article 13 (including any covenant, obligation, representation or warranty contained herein or therein).

(e)           Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be obligated under this Article 13 to indemnify a Person otherwise entitled to indemnity hereunder in respect of any indemnifiable claims or losses that result directly from the willful misconduct, bad faith or grossly negligent acts or omissions of such indemnified party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORGAN STANLEY MORTGAGE CAPITAL INC.

By:
Name
Title

NATIONAL CITY MORTGAGE CO.

By:
Name
Title

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the __ day of ________, 2006 before me, a Notary Public in and for said State, personally appeared ________, known to me to be ______________________________ of Morgan Stanley Mortgage Capital Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF NEW OHIO	)
	)	ss.:
COUNTY OF NEW OHIO	)

On the __ day of _______, 2006 before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of National City Mortgage Co., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Section 2.01 and 2.03 of the Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement to which this Exhibit is attached (the “Agreement”):

1.
The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________ without recourse” and signed via original signature in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: “National City Mortgage Co., successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: “National City Mortgage Co., formerly known as [previous name]”).

2.	The original of any guarantee executed in connection with the Mortgage Note (if any).

3.
The original Mortgage, with evidence of recording thereon.  If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

4.	The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

5.
Unless the Mortgage Loan is a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank.  If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “National City Mortgage Co., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “National City Mortgage Co., formerly known as [previous name].”

6.
Originals of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.
The original PMI Policy, LPMI Policy or certificate of insurance, where required pursuant to the Agreement or any other evidence of FHA insurance coverage or VA guaranty, as the case may be, that is acceptable to the Purchaser.

8.	The original mortgagee policy of title insurance or attorney’s opinion of title and abstract of title.

9.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

10.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

11.	Residential loan application.

12.	Mortgage Loan closing statement.

13.	Verification of employment and income.

14.	Verification of acceptable evidence of source and amount of downpayment.

15.	Credit report on the Mortgagor.

16.	Residential appraisal report.

17.	Photograph of the Mortgaged Property.

18.	Survey of the Mortgaged Property.

19.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

20.	All required disclosure statements.

21.	If available, termite report, structural engineer’s report, water portability and septic certification.

22.	Sales contract.

23.
Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

24.	The original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

In the event an Officer’s Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 60 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C

MORTGAGE LOAN DOCUMENTS

The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement to which this Exhibit is annexed (the “Agreement”):

(a)           the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ___________, without recourse” and signed via original signature in the name of the Company by an authorized officer.  To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if state law so allows.  If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “National City Mortgage Co., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “National City Mortgage Co., formerly known as [previous name]”;

(b)           the original of any guarantee executed in connection with the Mortgage Note;

(c)           the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(d)           the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

(e)           the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank.  If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “National City Mortgage Co., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “National City Mortgage Co., formerly known as [previous name];”

(f)           the originals of all intervening assignments of mortgage with evidence of recording thereon, including warehousing assignments, if any;

(g)           the original PMI or LPMI Policy or certificate, if private mortgage guaranty insurance is required pursuant to the Agreement;

(h)           the original mortgagee title insurance policy;

(i)           the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage;

C-1

(j)           the Loan Guaranty Certificate issued by the VA as a guarantee that the federal government will repay to the lender a specified percentage of the loan balance in the event of the borrower’s default, as applicable;

(k)           the Mortgage Insurance Certificate issued by HUD/FHA as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between HUD/FHA and the lender, as applicable; and

(l)           such other documents as the Purchaser may require.

C-2

EXHIBIT D-1

CUSTODIAL ACCOUNT CERTIFICATION

_____________________, 200_

National City Mortgage Co. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of July 1, 2006, Conventional Residential Mortgage Loans.

Title of Account:	National City Mortgage Co. in trust for the Purchaser

Account Number:	_______________

Address of office or branch of the Company at
which Account is maintained:	________________________________________________

________________________________________________

________________________________________________

NATIONAL CITY MORTGAGE CO. Company

By:
Name:
Title:

D-1-1

EXHIBIT D-2

CUSTODIAL ACCOUNT LETTER AGREEMENT

_________________, 200_

To:	__________________________________

__________________________________

__________________________________ (the “Depository”)

As Company under the Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of ________________________, Conventional Residential Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as “National City Mortgage Co., as Servicer, in trust for Morgan Stanley Mortgage Capital Inc. and/or subsequent Purchasers of fixed and adjustable rate Mortgage Loans.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

NATIONAL CITY MORTGAGE CO. Company

By:
Name:
Title:
Date:

D-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).
Depository

By:
Name:
Title:
Date:

D-2-2

EXHIBIT E-1

ESCROW ACCOUNT CERTIFICATION

__________________, 200_

National City Mortgage Co. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of July 1, 2006, Conventional Residential Mortgage Loans.

Title of Account:	“National City Mortgage Co. in trust for the Purchaser and various Mortgagors”

Account Number:	_______________

Address of office or branch of the Company at
which Account is maintained:	________________________________________________

________________________________________________

________________________________________________

NATIONAL CITY MORTGAGE CO. Company

By:
Name:
Title:

E-1-1

EXHIBIT E-2

ESCROW ACCOUNT LETTER AGREEMENT

___________________, 200_

To:	__________________________________

__________________________________

__________________________________ (the “Depository”)

As Company under the Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of July 1, 2006, Conventional Residential Rate Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as “National City Mortgage Co., as Servicer, in trust for Morgan Stanley Mortgage Capital Inc. and/or subsequent Purchasers of fixed and adjustable rate Mortgage Loans.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

NATIONAL CITY MORTGAGE CO. Company

By:
Name:
Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:
Name:
Title:
Date:

E-2-1

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

PROCESS GUIDELINES

I.	Contract

The Purchaser must provide the Company with an Assignment & Assumption Agreement or similar notice with respect to a transfer to Fannie Mae no less than five (5) Business Days prior to the last Business Day of the month of transfer.  Such document will  confirm that the Mortgage Loans will be serviced in accordance with  the Fannie Mae Servicing Guide.  Such document must also confirm that Mortgage Loans were sold to Fannie Mae under the special servicing option.

II.	Requirements for FNMA sales

A.
The Servicing Fee less the Fannie Mae guaranty fee ( the “Net Servicing Fee”) under the Fannie Mae sale must be equal to or greater than the current Servicing Fee being paid to the Company by the Purchaser.  Should the Net Servicing Fee exceed the current Servicing Fee, any excess will be retained by the Company.

B.
Preparation and recording of any Assignments of Mortgage with respect to the Mortgage Loans, other than as required by the underlying Company’s Warranties and Servicing Agreement, will be the responsibility of the Purchaser.

C.	Information required to transfer the loans into Fannie Mae must be received no less than five (5) Business Days prior to the last Business Day of the transaction month.

D.	Information to transfer the loans must be in an Excel file format with the following data fields:

(i)
servicer number; (ii) National City loan number; (iii) balance sold to Fannie Mae; (iv) Pass-through rate; (v) interest rate; (vi)  interest rate net of the servicing fee rate and guarantee fee rate; (vii) Fannie Mae loan number; (viii) contract or pool number; (ix) if the transaction is an “actual/actual” sale - contract number; and (x) if the transaction is an “actual/actual” sale - date of first payment to Fannie Mae.

E.	Balances must be verified with the Company before the Mortgage Loan(s) are sold to Fannie Mae.

F.	The servicer number used to deliver the Mortgage Loan(s) to Fannie Mae must be approved by the Company before the Mortgage Loan(s) are sold. The Company will assess a $500 correction penalty for each pool sold under a different seller/servicer number than what was provided.

G.	Final purchase advices and/or the 2006 forms must be received by the Company prior to the last Business Day of the transaction month.

H.	Purchaser must provide name and contact information of individual authorized to discuss the sale terms. Investor name and broker names need to be provided to the Company.

III.           Fees

Should the Purchaser sell loans to Fannie Mae or Freddie Mac (standard, not REMIC) an additional setup fee may be charged.  The Company will establish one investor number on each of the Company’s related Alltel clients for the those Mortgage Loans sold by Purchaser to Fannie Mae

IV.	Process Guidelines

A.
Monthly reporting to the Purchaser on the status of loans will be limited to existing Alltel delinquency and trial balance reports.  Reports will be as of each month-end and will be provided to the Purchaser no later than the twenty (20) days following the related month-end.  The Purchaser will provide contact information for monthly reporting, repurchase funding and claim settlement processes.

B.
For any Mortgage Loans required to be repurchased by the Purchaser from Fannie Mae due to mortgagor credit defaults (rather than administrative, legal or documentation issues), the Company will notify the Purchaser of the total amount due to Fannie Mae for the Mortgage Loan to be repurchased no later than the 3rd Business Day prior to the end of the month of repurchase.  The Purchaser  will remit same amount, plus a $100 repurchase processing fee to the Company no later than the last Business Day of the repurchase month.  A late remittance penalty of prime + 2% will be assessed from the date such remittance was due through the date such remittance was actually made.

C.	Wiring instructions for repurchases by the Purchaser:

[  ]
Account Number: [  ]
Account Name: [  ]
ATTN:  [  ], Fannie Mae
Telephone:  [  ]

D.
An additional investor number will be established for Mortgage Loans repurchased by the Purchaser.  Such investor number will be actual/actual remittance with month-end cutoff.  Reports and remittances will be due on the tenth calendar day of each month.

EXHIBIT H

UNDERWRITING GUIDELINES

H-1

EXHIBIT I

COMPANY’S OFFICER’S CERTIFICATE

I, ___________________________ hereby certify that I am the duly elected ____________________ of [COMPANY], a ___________________ (the “Company”), and further certify, on behalf of the Company as follows:

1.           Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by-laws] [Certificate of limited partnership and limited partnership agreement] of the Company as are in full force and effect.

2.           On no date on which this Officer’s Certificate is effectively delivered, no proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

3.           Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement (the “Purchase Agreement”), dated as of July 1, 2006, by and between the Company and Morgan Stanley Mortgage Capital Inc. (the “Purchaser”); (b) the Purchase Price and Terms Letter, with respect to any sale of Mortgage Loans, between the Company and the Purchaser (the “Purchase Price and Terms Letter”); and (c) any other document delivered prior hereto or on the date of any settlement of any sale of Mortgage Loans in connection with which this Officer’s Certificate is effectively delivered pursuant to the Purchase Agreement and the Purchase Price and Terms Letter was, at the respective times of such signing and delivery, and as of the date of any settlement of any sale of Mortgage Loans in connection with which this Officer’s Certificate is effectively delivered, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.           Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Company on ____________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5.           Attached hereto as Attachment III is a Certificate of Good Standing of the Company dated ________, 20[  ].  No event has occurred since ____________, 20[  ] which has affected the good standing of the Company under the laws of the State of ____________.

6.           All of the representations and warranties of the Company contained in Section 3.01 and 3.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date of any sale of Mortgage Loans in connection with which this Officer’s Certificate is effectively delivered.

I-1

7.           The Company has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Purchase Agreement and the related Purchase Price and Terms Letter.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

[Seal]

[COMPANY] (Company)

By:
Name ____________________________________________
Title _____________________________________________

I, __________________, Secretary of the Company, hereby certify that __________________ is the duly elected, qualified and acting Vice President of the Company and that the signature appearing above is his genuine signature.
IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

[Seal]

[COMPANY] (Company)

By:
Name ____________________________________________
Title _____________________________________________

I-2

EXHIBIT J

[FORM OF OPINION OF COUNSEL TO THE COMPANY]

(Date)
[PURCHASER]

Re:	Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of July 1 , 2006

Gentlemen:

I have acted as counsel to [COMPANY], a _______________ (the “Company”), in connection with the sale of certain loans by the Company to _____________________ (the “Purchaser”) pursuant to (i) a Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of July 1, 2006, between the Company and the Purchaser, as the same my be amended from time to time (the “Purchase Agreement”) and each Purchase Price and Terms Letter, executed by the parties in connection with a sale of loans between the Company and the Purchaser (the “Purchase Price and Terms Letter”)].  Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

A.           The Purchase Agreement;

B.           The Purchase Price and Terms Letter;

C.	The Company’s [Certificate of Incorporation and by-laws] [certificate of limited partnership and limited partnership agreement], as amended to date; and

D.	Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion (the “Board Resolutions”).

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances.  As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me.  I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

1.           The Company has been duly [incorporated] [formed] and is validly existing and in good standing under the laws of the State of Ohio with corporate power and authority to own its properties and conduct its business as presently conducted by it.  The Company has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement [and the Purchase Price and Terms Letter] (sometimes collectively, the “Agreements”).

2.           The Purchase Agreement and the Purchase Price and Terms Letter have been duly and validly authorized, executed and delivered by the Company.

3.           The Purchase Agreement and the Purchase Price and Terms Letter constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.           No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Company of the Purchase Agreement [and the Purchase Price and Terms Letter], or the consummation of the transactions contemplated by the Purchase Agreement [and the Purchase Price and Terms Letter], except for those consents, approvals, authorizations or orders which previously have been obtained.

5.           Neither the servicing of the Mortgage Loans by the Company as provided in the Purchase Agreement [and the Purchase Price and Terms Letter,] nor the fulfillment of the terns of or the consummation of any other transactions contemplated in the Purchase Agreement [and the Purchase Price and Terms Letter] will result in a breach of any term or provision of the [certificate of incorporation or by-laws] [certificate of limited partnership or limited partnership agreement] of the Company, or, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Company is a party or by which it is bound, (ii) any State of Ohio or federal statute or regulation applicable to the Company, or (iii) any order of any State of Ohio or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, except in any such case where the default, breach or violation would not have a material adverse effect on the Company or its ability to perform its obligations under the Purchase Agreement.

6.           There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

7.           The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

A.           I have assumed that all parties to the Agreements other than the Company have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

B.           My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or ether laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy.

C.           I have assumed, without independent check or certification, that there are no agreements or understandings among the Company, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

I am admitted to practice in the State of Ohio  and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Ohio and the Federal laws of the United States of America.

Very truly yours,

EXHIBIT K

SECURITY RELEASE CERTIFICATION

1.           Release of Security Interest

, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by [PURCHASER] from the Company named below pursuant to that certain Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of July 1, 2006, as of the date and time of receipt by _____________________ of $___________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

_____________________________________

            (Name)

_____________________________________

          (Address)

By:  __________________________________

2.           Certification of Release

The Company named below hereby certifies to [PURCHASER] that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to [PURCHASER], the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans.  The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

K-1

Company

By:
Name
Title

K-2

EXHIBIT L

ASSIGNMENT AND CONVEYANCE

On this _____________ day of ___________, 20[  ], National City Mortgage Co. (“Company”) as the Company under that certain Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of July 1, 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Morgan Stanley Mortgage Capital Inc. as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Company in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the “Mortgage Loans”), together with the related Mortgage Files and all rights and obligations arising under the documents contained therein.  Each Mortgage Loan subject to the Agreement was underwritten in accordance with, and conforms to, the Underwriting Guidelines attached hereto as Exhibit B.  Pursuant to Section 2.04 of the Agreement, the Company has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Custodial Agreement.  The contents of each related Servicing File required to be retained by the Company to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof.  The Company’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Company shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Company at the will of the Purchaser in such custodial capacity only.

The Company confirms to the Purchaser that the representation and warranties set forth in Sections 3.01 and 3.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Company’s Officer’s Certificates and all Attachments thereto remain complete, true and correct in all respects as of the date hereof, and with respect to this Mortgage Loan Package, the Company makes the following additional representations and warranties to the Purchaser, which additional representations and warranties are hereby incorporated into Section 3.02 of the Agreement:

LOAN TYPE:	[FIXED RATE] [ADJUSTABLE RATE]

Number of Mortgage Loans:	_________________________

Original Principal Balance:	$________________________

Stated Principal Balance:	$________________________

Weighted Average Mortgage Interest Rate:	_____%

Weighted Average Servicing Fee Rate:	_____%

L-1

Weighted Average Mortgage Loan

Remittance Rate:	_____%

Weighted Average LTV:	_____%

Weighted Average Remaining Months to Maturity:	_______ months

For Adjustable Rate Mortgage Loans:

Type:	_______

Index:	_______

Weighted Average Gross Margin:	_______%

Weighted Average Months to

Next Adjustment Date:	_______ months

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

NATIONAL CITY MORTGAGE CO. (Company)

By:__________________________ Name: Title:

L-2

EXHIBIT M

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

1.           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

2.           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

3.           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

4.           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

M-1

5.           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:
By:
Name
Title

M-2

EXHIBIT N

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the SELLER] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Ö
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Ö
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Ö
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Ö
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Ö
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Ö

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Ö
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Ö
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Ö
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Ö
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
Ö

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Ö
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Ö
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Ö
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Ö
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Ö
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Ö
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Ö
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Ö
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Ö

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Ö
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Ö
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Ö
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Ö
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Ö
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Ö

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Ö
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Ö
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SELLER] [NAME OF SUBSERVICER]
Date:

By:
Name
Title

EXHIBIT O

FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT

This INDEMNIFICATION AND CONTRIBUTION AGREEMENT (“Agreement”), dated as of [_______], 200_, among [________________] (the “Depositor”), a [______________] corporation (the “Depositor”), Morgan Stanley Mortgage Capital Inc., a New York corporation (“Morgan”) and [_____________], a [_______________] (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Depositor is acting as depositor and registrant with respect to the Prospectus, dated [________________], and the Prospectus Supplement to the Prospectus, [________________] (the “Prospectus Supplement”), relating to [________________] Certificates (the “Certificates”) to be issued pursuant to a Pooling and Servicing Agreement, dated as of [________________] (the “P&S”), among the Depositor, as depositor, [________________], as servicer (the “Servicer”), and [________________], as trustee (the “Trustee”);

WHEREAS, as an inducement to the Depositor to enter into the P&S, and [____________________] (the “Underwriter[s]”) to enter into the Underwriting Agreement, dated [____________________] (the “Underwriting Agreement”), between the Depositor and the Underwriter[s], and [_______________] (the “Initial Purchaser[s]”) to enter into the Certificate Purchase Agreement, dated [____________] (the “Certificate Purchase Agreement”), between the Depositor and the Initial Purchaser[s], Seller has agreed to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

WHEREAS, Morgan purchased from Seller certain of the Mortgage Loans underlying the Certificates (the “Mortgage Loans”) pursuant to a Mortgage Loan Sale and Servicing Agreement, dated as of [DATE] (the “Sale and Servicing Agreement”), by and between Morgan and Seller; and

WHEREAS, pursuant to Section 15 of the Sale and Servicing Agreement, the Seller has agreed to indemnify the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] and their respective affiliates, present and former directors, officers, employees and agents.

NOW THEREFORE, in consideration of the agreements contained herein, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Depositor, Morgan and the Seller agree as follows:

6.           Indemnification and Contribution.

(a)          The Seller agrees to indemnify and hold harmless the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] and their respective affiliates and their respective present and former directors, officers, employees and agents and each person, if any, who controls the Depositor, Morgan, the Underwriter[s] , the Initial Purchaser[s] or such affiliate within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “1933 Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Materials or in the Free Writing Prospectus or any omission or alleged omission to state in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Materials or in the Free Writing Prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any such untrue statement or omission or alleged untrue statement or alleged omission made in any amendment of or supplement to the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Materials or the Free Writing Prospectus and agrees to reimburse the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] or such affiliates and each such officer, director, employee, agent and controlling person promptly upon demand for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Seller shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, (i) any breach of the representation and warranty set forth in Section 2(vii) below or (ii) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Seller Information.  The foregoing indemnity agreement is in addition to any liability which Seller may otherwise have to the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] their affiliates or any such director, officer, employee, agent or controlling person of the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] or their respective affiliates.

As used herein:

“Seller Information” means any information relating to Seller, the Mortgage Loans and/or the underwriting guidelines relating to the Mortgage Loans set forth in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Materials or the Free Writing Prospectus [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Materials or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

“Free Writing Prospectus” means any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

“ABS Informational and Computational Material” means any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

“Offering Circular” means the offering circular, dated [__________] relating to the private offering of the [_______________] Certificates.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

(b)           Promptly after receipt by any indemnified party under this Section 1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 1 except to the extent it has been materially prejudiced by such failure; and provided,further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 1.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except as provided in the following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 1 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:  (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is necessary or appropriate for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties.

Each indemnified party, as a condition of the indemnity agreements contained in this Section 1, shall cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(c)           If the indemnification provided for in this Section 1 is unavailable to an indemnified party, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the statements or omissions that result in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the indemnified party and indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations.

(d)           The indemnity and contribution agreements contained in this Section 1 and the representations and warranties set forth in Section 2 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s], their respective affiliates, directors, officers, employees or agents or any person controlling the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] or any such affiliate, and (iii) acceptance of and payment for any of the Offered Certificates or Private Certificates.

7.           Representations and Warranties.  Seller represents and warrants that:

(i)           Seller is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and has full power and authority to own its assets and to transact the business in which it is currently engaged.  Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Seller;

(ii)           Seller is not required to obtain the consent of any other person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(iii)           the execution, delivery and performance of this Agreement by Seller will not violate any provision of any existing law or regulation or any order decree of any court applicable to Seller or any provision of the charter or bylaws of Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Seller is a party or by which it may be bound;

(iv)           (a) no proceeding of or before any court, tribunal or governmental body is currently pending or, (b) to the knowledge of Seller, threatened against Seller or any of its properties or with respect to this Agreement or the Offered Certificates, in either case, which would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Seller;

(v)           Seller has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of each of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, by the availability of equitable remedies, and by limitations of public policy under applicable securities law as to rights of indemnity and contribution thereunder;

(vi)           this Agreement has been duly executed and delivered by Seller; and

(vii)           the Seller represents that the Seller Information satisfies the requirements of the applicable provisions of Regulation AB.

8.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to Seller, will be mailed, delivered or faxed or emailed  and confirmed by mail [______________________]; if sent to Morgan, will be mailed, delivered or faxed or emailed  and confirmed by mail to Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, 27th Floor, New York, New York 10020, Attention: Peter Woroniecki - Whole Loans Operations Manager, Fax: [_______], Email: peter.woroniecki@morganstanley.com, with copies to (i) James Y. Lee, Morgan Stanley – Legal Counsel, Securities, Morgan Stanley, 1585 Broadway, 38th Floor, New York, New York 10036, Fax [_____], Email: james.y.lee@morganstanley.com, and (ii) Steven Shapiro, Morgan Stanley – SPG Finance, Morgan Stanley, 1585 Broadway, 10th Floor, New York, New York 10036, Fax [_____], Email: steven.shapiro@morganstanley.com; if to the Depositor, will be mailed, delivered or telegraphed and confirmed to [____________________]; or if to the Underwriter[s], will be mailed, delivered or telegraphed and confirmed to [_____________________]; or if to the Initial Purchaser[s], will be mailed, delivered or telegraphed and confirmed to [_____________________].

9.           Miscellaneous.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument.  Capitalized terms used but not defined herein shall have the meanings provided in the P&S.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, this __th day of [_____________].

[DEPOSITOR]

By:
Name
Title

MORGAN STANLEY MORTGAGE CAPITAL INC.

By:
Name
Title

[SELLER]

By:
Name
Title

EXHIBIT P

FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated [____________ __, 20__] (“Agreement”), among Morgan Stanley Mortgage Capital Inc. (“Assignor”), [____________________] (“Assignee”) and [SELLER] (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.           The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) except as described below, that certain Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of July 1, 2006, between the Assignor, as purchaser (the “Purchaser”), and the Company, as seller, solely insofar as the Sale and Servicing Agreement relates to the Mortgage Loans.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to (a) Subsection 3.05 of the Sale and Servicing Agreement or (b) any mortgage loans subject to the Sale and Servicing Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

2.           From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Sale and Servicing Agreement (solely to the extent set forth herein) and this Agreement to [__________________] (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of [__________, 200_] (the “Pooling Agreement”), among the Assignee, the Assignor, [___________________], as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), [____________________], as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the “Servicer”).  The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Sale and Servicing Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 6 of the Sale and Servicing Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser, the Custodian or the Bailee under the Sale and Servicing Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust’s behalf).  Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Sale and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Sale and Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3.           The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a)           The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)           The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Sale and Servicing Agreement.  The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.  The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company.  This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)           No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

(d)           There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Sale and Servicing Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Sale and Servicing Agreement, and the Company is solvent.

4.           Pursuant to Section 7.01 of the Sale and Servicing Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Section 3.01 and Section 3.02 of the Sale and Servicing Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof unless otherwise specifically stated in such representations and warranties.

Remedies for Breach of Representations and Warranties

5.           The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 3.03 of the Sale and Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

6.           This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

7.           No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

8.           This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf).  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

9.           Each of this Agreement and the Sale and Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Sale and Servicing Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Sale and Servicing Agreement.

10.           This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

11.           In the event that any provision of this Agreement conflicts with any provision of the Sale and Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

12.           Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

[SELLER]

By:
Name
Title

MORGAN STANLEY MORTGAGE CAPITAL INC.

By:
Name
Title

[ASSIGNEE]

By:
Name
Title

P-4